Exhibit No. 23(a)







                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report (Form 10-K) of The Valspar Corporation of our report dated November 11, 1996, included in the 1996 Annual Report to Stockholders of The Valspar Corporation.

Our audits also included the financial statement schedule of The Valspar Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement Forms S-8 No. 2-79961, No. 2-79962, No. 33-51224 and No. 33-51226 pertaining to
The Valspar Stock Ownership Trusts; Form S-8 No. 33-39258 pertaining to The Valspar Corporation 1991 Stock Option Plan; Form S-8 No. 33-51222 pertaining to The Valspar Profit Sharing Retirement Plan; Form S-8 No. 33-53824 pertaining to The Valspar Corporation Key Employee Annual Bonus Plan; and Form S-8 No. 33-56062 pertaining to The Valspar Corporation Restricted Stock Plan for Non-Employee Directors of The Valspar Corporation of our report dated November 11, 1996, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of The Valspar Corporation.


/s/ Ernst & Young LLP

Minneapolis, Minnesota
January 23, 1997